Exhibit 16



                                  [Letterhead]

                               Robison, Hill & Co.
                          1366 East Murray-Holiday Road
                         Salt Lake City, Utah 84117-5050


Securities and Exchange Commission
Washington, D.C. 20549

                 Re: Form 8-K dated February 9, 2000
                     and Description of Change of Accountants.

Gentlemen:

     Robison, Hill & Co. has reviewed Item 4. Changes in Registrants's Certifying Accountants as contained in the above referenced Form 8-K and does not disagree with the statements made therein.

                                            Very truly yours,



                                            /S/ Robison, Hill & Co.

Salt Lake City, Utah
February 8, 2000